UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2017

Humanigen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 250
Brisbane, CA  94005-1878
 (Address of principal executive offices, including zip code)

(650) 243-3100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On August 24, 2017, Humanigen, Inc. (the “Company”) announced that it had entered into a Common Stock Purchase Agreement, dated as of August 23, 2017 (the "Purchase Agreement"), with Aperture Healthcare Ventures Ltd. ("Aperture") pursuant to which the Company may, subject to certain conditions and limitations set forth in the Purchase Agreement, require Aperture to purchase up to $15.0 million worth of newly issued shares (the “Put Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), over the 36-month term following the effectiveness of the initial resale registration statement described below (the “Investment Period”). From time to time over the Investment Period, and in the Company’s sole discretion, the Company may present Aperture with one or more notices requiring Aperture to purchase a specified dollar amount of Put Shares, based on the price per share per day over five consecutive trading days (a “Pricing Period”). The per share purchase price for these shares equals the daily volume weighted average price of the Common Stock on each date during the Pricing Period on which shares are purchased, less a discount of 6.0% based on a minimum price as set forth in the Purchase Agreement. In addition, in the Company’s sole discretion, but subject to certain limitations, the Company may require Aperture to purchase a percentage of the daily trading volume of Common Stock for each trading day during the Pricing Period. In addition, Aperture will not be obligated to purchase under the Purchase Agreement any shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by Aperture and its affiliates, would result in Aperture’s beneficial ownership of more than 9.99% of the Company’s issued and outstanding shares of Common Stock.

Under the Purchase Agreement, the Company will pay to Aperture a document preparation fee of $15,000, payable by issuing to Aperture 9,315 shares of Common Stock (the “Fee Shares” and, together with the Put Shares, the “Shares”).

The issuance of the Shares to Aperture pursuant to the terms of the Purchase Agreement is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of, and Regulation D under, the Securities Act.

The Company has agreed to indemnify and hold harmless Aperture, its affiliates, and each person who controls Aperture for losses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against Aperture or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations. Aperture is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. Aperture has advised the Company that Aperture intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of Common Stock that it may purchase from the Company pursuant to the Purchase Agreement.

Registration Rights Agreement

On August 23, 2017, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Aperture, pursuant to which the Company granted to Aperture certain registration rights related to the Shares issuable in accordance with the Purchase Agreement. Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC") one or more registration statements for the purpose of registering the resale of the maximum Shares issuable pursuant to the Purchase Agreement (the "Registrable Securities"). The Company agreed to file the initial registration statement with the SEC within 90 days after the date of the Purchase Agreement and to use commercially reasonable efforts to cause that registration statement to be declared effective within 120 days of the date of the Purchase Agreement (180 days if the registration statement is reviewed by the SEC). The Company is also required to amend the initial registration statement or file with the SEC any additional registration statement(s) as necessary to allow the continued registered resale of all of the Registrable Securities. The Company also agreed to indemnify Aperture, its affiliates, and each person who controls Aperture against certain liabilities, including liabilities under the Securities Act.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On August 24, 2017, the Company issued a press release announcing the financing arrangement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act except as shall be expressly provided by specific reference in such filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of August 23, 2017, by and between the Company and Aperture Healthcare Ventures Ltd.
10.1	Common Stock Purchase Agreement, dated as of August 23, 2017, by and between the Company and Aperture Healthcare Ventures Ltd.
99.1	Press release dated August 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANIGEN, INC.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer

Dated: August 25, 2017

Exhibit Index

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of August 23, 2017, by and between the Company and Aperture Healthcare Ventures Ltd.
10.1	Common Stock Purchase Agreement, dated as of August 23, 2017, by and between the Company and Aperture Healthcare Ventures Ltd.
99.1	Press release dated August 24, 2017.